EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 1, 2005, Merisel, Inc. (“Merisel” or “the Company”) completed the acquisitions of Color Edge, Inc. (“Color Edge”) and Comp 24, Inc. (“Comp 24”), (“Acquisitions”) for an estimated aggregate purchase price of $31.2 million, consisting of cash payments totaling $28.5 million and transaction costs of $2.7 million.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Merisel, Color Edge and Comp 24 after giving effect to (1) the Color Edge and Comp 24 Acquisitions under the purchase method of accounting and (2) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 is presented as if the transactions occurred on December 31, 2004, and includes adjustments that are (1) directly attributable to the Acquisitions and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the Acquisitions occurred on January 1, 2004, and includes adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) expected to have a continuing impact.

In accordance with SFAS No. 141, “Accounting for Business Combinations”, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Color Edge and Comp 24 based on the fair values as of the date of the Acquisitions. Merisel retained specialists to conduct independent valuations in order to assist in determining the fair values of a significant portion of these assets. The adjustments to the carrying values are based upon the final valuation studies. Purchase price was allocated as follows (dollars in thousands):

Purchase price
Cash	$28,484
Transaction costs	2,672
Total purchase price	$31,156

Purchase price allocation
Tangible assets, net of liabilities assumed	$4,440
Intangible assets	5,900
Trademarks	10,311
Goodwill	10,505
Total purchase price allocation	$31,156

The unaudited pro forma condensed combined financial statements do not give consideration to expense savings or asset dispositions and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Merisel that would have been reported had the Acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Merisel. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements.
•	Merisel’s historical consolidated financial statements as of December 31, 2004 and the year then ended included in Merisel’s Annual Report on Form 10-K.
•	Color Edge’s historical consolidated financial statements as of December 31, 2004 and the year then ended included in Merisel’s Form 8-K/A Amendment No. 2 filed on October 31, 2005.
•	Comp 24’s historical consolidated financial statements as of and for the year ended December 31, 2004 included in Merisel’s Form 8-K/A Amendment No. 1 filed on September 1, 2005.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
AS OF YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share amounts)

	Historical
	Merisel	Color Edge	Comp 24	Pro Forma Adjustments		Pro Forma Combined
Net sales	$-	$51,743	$10,654			$62,397
Cost of sales	-	25,836	4,008			29,844
Gross profit	-	25,907	6,646			32,553

Selling, general and administrative expenses	2,276	22,083	5,031	534	a	29,924

Operating income (loss)	(2,276)	3,824	1,615	(534)		2,629

Interest income	(586)	(48)	(31)	457	b	(208)
Interest expense		489	19			508
Other expense			13			13

Income (loss) before taxes	(1,690)	3,383	1,614	(991)		2,316

Income tax provision	-	1,857	76	(1,539)	c	394

Net income (loss) from continuing operations	$(1,690)	$1,526	$1,538	548		$1,922

Earnings (loss) Per Share
Basic and diluted	(0.22)					0.25

Weighted Average Shares
Basic and diluted	7,620					7,620

See the accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share amounts)

	Historical
	Merisel	Color Edge	Comp 24	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$46,861	$2,053	$207	$(31,156)	d	$17,965
Accounts receivable, net	-	10,166	1,872	-		12,038
Inventories	-	1,106	167	-		1,273
Restricted cash	759	-	-	-		759
Deferred income taxes	-	610	-	(610)	e	-
Due from related party	-	133	7	-		140
Due from shareholder	-	4,393	728	(5,121)	e	-
Prepaid expense and other current assets	330	68	185	-		583
Total current assets	47,950	18,529	3,166	(36,887)		32,758

Property and equipment, net	-	3,161	432	472	g	4,065
Restricted cash	-	1,683	638	-		2,321
Deferred income taxes	-	4,243	-	(4,243)	e	-
Security deposits	-	210	-	-		210
Trademarks	-	98	120	10,093	e,f	10,311
Intangible assets, net				5,023	j	5,023
Goodwill	-	-	-	10,708	h	10,708
Total assets	$47,950	$27,924	$4,356	$(14,834)		$65,396

Accounts payable	$10	$3,474	$427	$-		$3,911
Accrued expenses	4,099	3,680	507	-		8,286
Customer deposits	-	67	-	-		67
Income tax payable	-	803	-	(409)	e	394
Notes payable, current maturities	-	1,058	330	-		1,388
Total current liabilities	4,109	9,082	1,264	(409)		14,046

Notes payable, less current maturities	-	7,660	393	-		8,053
Deferred taxes				203	i	203
Deferred occupancy costs	-	1,688	820	(2,508)	e	-

Stockholders’ equity	43,841	9,494	1,879	(12,120)	def	43,094

Total liabilities and stockholders’ equity	$47,950	$27,924	$4,356	$(14,834)		$65,396

See the accompanying notes to the unaudited pro forma condensed combined financial statements

NOTE TO UNADUTIED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Merisel, Color Edge and Comp 24 after giving effect to (1) the Color Edge and Comp 24 Acquisitions under the purchase method of accounting, (2) the Financing Agreements and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2004 is presented as if the transactions occurred on December 31, 2004, and includes adjustments that are (1) directly attributable to the Acquisitions and (2) factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the Acquisitions occurred on January 1, 2004, and includes adjustments that are (1) directly attributable to the Acquisitions, (2) factually supportable and (3) expected to have a continuing impact.

In accordance with SFAS No. 141, “Accounting for Business Combinations”, the total purchase price is allocated to the net tangible and identifiable intangible assets of Color Edge and Comp24 based on the fair values as of the date of the Acquisitions. Merisel has retained specialists to conduct independent valuations in order to assist management of Merisel in determining the fair values of a significant portion of these assets. The adjustments to the carrying values are based upon the finalized valuation studies.

2. Pro Forma Adjustments

a)
To remove costs associated with other operating expenses of $343 and to add costs for amortization of intangibles assets of $877. Adjustments do not include cost savings related to acquisitions of approximately $3.0 million.

b)	Remove interest earned of $457 on cash balances used to fund Acquisitions.
c)	To adjust income tax provision to $394 based on an effective tax rate of 17%.
d)	Remove cash of $31,156 used to fund acquisitions.
e)	To eliminate historical balances of assets that have no on-going value and obligations that were not assumed by Merisel under the asset purchase agreement.
f)	To record trademarks of $10,311 that have an indefinite life in accordance with SFAS No. 141.
g)	To record fair market value of assets acquired in accordance with SFAS No. 141.
h)	To record goodwill of $10,708 resulting from the Acquisitions in accordance with SFAS No. 141 of $10,505 and from recording a deferred tax liability of $203.
i)	To record a deferred tax liability of $203 resulting from an adjustment to goodwill.
j)	To record intangible assets of $5,900 for customer contracts and relationships with a weighted average life of 9.6 years in accordance with SFAS No. 141.

3. Pro Forma Earnings (Loss) Per Share

The pro forma basic and diluted earnings (loss) per share are based on the weighted average number of shares of Merisel’s common stock outstanding.